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                                                                   Exhibit 10.85


                    MEDIA RELATIONS AND CONSULTING AGREEMENT

This agreement ("Agreement") is made and entered into this 23rd day of June, 1998 between American Artists Film Corporation, a Missouri corporation (the "Company"), Stockstowatch.com, Inc., a Florida Corporation ("Consultant"), Australian Advisors Corp., a _______________ corporation and Icon International, Inc., a Connecticut corporation (collectively "Third Parties").

In consideration of and for the mutual promises and covenants contained herein, and for the good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  PURPOSE.

The Company hereby retains the Consultant on a non-exclusive basis during the term specified to render media relations and consulting advice to the Company, as the Company may reasonably request, upon the terms and conditions as set forth herein.

2.  TERM AND COMPENSATION.

This Agreement shall be effective for a period of six months commencing upon the date first written above (the "Engagement Period"); provided, however, that this Agreement may be terminated by either the Company or Consultant upon ten days (10) written notice. The Third Parties shall pay the Consultant a non-refundable fee upon execution of this Agreement consisting of 223,225 shares of registered Class A common stock of the Company. The Third Parties shall pay these shares as follows: Australian Advisors Corp. - 150,000 shares and Icon International, Inc. - 73,225 shares.

The term of this agreement may be extended upon mutual written consent of all parties for an additional six-month period ("Extended Engagement Period"), commencing on the date of expiration of the initial Engagement Period. The Company and/or Third Parties shall, upon mutual written consent of the parties, pay the Consultant a non-refundable fee consisting of shares of registered Class A common stock. The number of shares shall be determined by the parties prior to the end of the Engagement Period.

3.  DUTIES OF THE CONSULTANT.

During the term of this Agreement, the Consultant will provide the Company with such regular and customary non-exclusive media relations and consulting services as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the media relations and consulting services contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's services is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time doing so. The Consultant's duties may, at the direction of the Company include, but not necessarily be limited to on a non-exclusive basis, the following:

         A. Develop World Wide Web site ("Web Site") for the Company, its divisions and its subsidiaries, including First Light Entertainment Corporation, Diversity Filmworks, Inc., First Draft Films, American Artists Films, Video Communications Network, LLC, and Diversity Entertainment Television/Atlanta, LLC.

         B. Maintain and update Web Site, with information supplied by the Company, for the term of this Agreement. Such information shall be limited to information that is considered "public information" by the Company, in its sole discretion. Upon expiration of the term of this


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         Agreement, the Company shall assume sole ownership of the Web Site and domain name and responsibility for its maintenance.

         C. Prepare independent analysis of the Company based upon available "public information" and meetings with the Company's senior management.

         D. Feature independent analysis ("Company Profile") on the Consultant's investor service web site located at Stockstowatch.com on the World Wide Web. Such Company Profile shall be featured at Stockstowatch.com for the month of July 1998 and shall provide a link to the Company homepage on the World Wide Web.

         E. Provide updates to initial Company Profile, on a monthly basis, based upon new "public information", additional meetings with the Company's senior management and additional independent analysis by the Consultant.

         F. Provide exposure in connection with the dissemination of corporation information regarding the Company to the investment community at large.

         G. Provide other business consulting services including, introductions to capital resources, market makers and broker/dealer firms.

4.  COMPANY PROFILE.

The Company Profile shall include both factual information based upon available "public information" and subjective information based upon independent analysis performed by the Consultant.

         A. Factual information shall be provided by the Company and shall be subject to prior approval by a member of senior management. Factual information may include information regarding the Company, including corporate structure, management's experience, business segments, historical market prices and other "public information".

         B. Subjective information shall be provided by the Consultant and will be based upon an independent analysis performed by the Consultant. All such subjective information included in the Company Profile shall be clearly marked as such, along with an indication that such subjective information has not been reviewed by the Company and that the Company takes no responsibility for its content.

5.  CONSULTANT'S LIABILITY.

In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.


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6.  COMPANY'S LIABILITY.

The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions or statements, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

7.  THIRD PARTY INDEMNIFICATION.

The Company agrees to defend, indemnify, and hold the Third Parties harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Third Parties) which may in any way result pursuant to or in any connection with this Agreement, except for such Third Parties' gross negligence or willful misconduct.

8.  EXPENSES.

The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable and actual out-of-pocket expenses incurred in connection with the services provided to the Company, subject in each case to prior written approval of the Company. The Consultant will be solely responsible for its expenses related to its initial due diligence meetings with the Company.

9.  REPRESENTATIONS

Consultant makes the following representations to the parties to this
Agreement:

         (a) The Consultant shall not make any statements about the Company, in any capacity, without the prior approval of the Company, unless such statement is clearly marked as an opinion of the Consultant, which the Company has not reviewed and for which the Company bears no responsibility.

         (b) Consultant shall clearly and adequately disclose the nature and amount of compensation received under this Agreement (including the existence of this Agreement) on its Web Site and on all other disclosures to the public.

         (c) Consultant shall clearly and adequately disclose on its Web site and on all other disclosures to the public that it "may from time to time have a long or short position in or be a purchaser or seller of the securities of the Company."

         (d) Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase or recommendation for the purchase of the Company's securities.

         (e) Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

         (f) Consultant's activities and operations fully comply with all applicable state and federal securities laws and regulations.

         (g) Consultant is either properly registered as, or exempt from registration, as a broker-dealer or an investment advisor.


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         (h) Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably insure that it, and none of its employees, agents, consultants or affiliates, trade in the securities of client companies while in possession of material non-public information.

The Company makes the following representations to the parties to this
Agreement:

         (a) The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

         (b) The Company is in good standing in its state of incorporation, Missouri.

         (c) The Company is a "reporting company" under the Securities Act of 1934 and has timely filed all of its required reports.

         (d) The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10.  SEVERABILITY.

Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

11.  MISCELLANEOUS.

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                      COMPANY:
                      American Artists Film Corporation
                      1245 Fowler Street, NW
                      Atlanta, Georgia 30318
                      (404) 876-7373
                      Attn  Steven D. Brown

                      CONSULTANT:
                      Stockstowatch.com, Inc.
                      250 Bearded Oak Drive
                      Suite 100
                      Sarasota, Florida 34232
                      (941) 377-8487
                      Attn:  Steven King


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                      THIRD PARTIES:

                      AUSTRALIAN ADVISORS CORP.
                      Bay & Deveaux St. 2nd Fl.
                      P.O. Box N-1000
                      Nassau, Bahamas

                      ICON INTERNATIONAL, INC.
                      Two Stamford Plaza, 8th Floor
                      281 Tresser Boulevard
                      Stamford, Connecticut 06901
                      (203)328-2300
                      Attn:  Lance Lundberg

Such notice or other communication shall be deemed to be given on the date of receipt.

         (b) If the Consultant shall cease to do business, the provisions hereof relating to duties of the Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect, except for the registered Class A common stock paid by the Third Parties to Consultant hereunder as of the date hereof.

         (c) This Agreement embodies the entire agreement and understanding between the Company, Consultant and Third Parties and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof.

         (d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company, Consultant and Third Parties.

         (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to conflicts of laws.

         (f) There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

         (g) This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


AMERICAN ARTISTS FILM CORPORATION


By: /s/ STEVEN D. BROWN
    ------------------------------------------
    Steven D. Brown, CEO/Chairman



STOCKSTOWATCH.COM, INC.


By: /s/ STEVEN KING
    ------------------------------------------
    Steven King, President



AUSTRALIAN ADVISORS CORP.



By:
    ------------------------------------------



ICON INTERNATIONAL, INC.


    /s/ LANCE LUNDBERG
By: ------------------------------------------
    Lance Lundberg, President


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